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                     SECOND AMENDMENT TO CREDIT AGREEMENT

THIS AMENDMENT TO CREDIT AGREEMENT (the "Second Amendment") is entered into as of the 14TH DAY OF APRIL, 1997, by and between ENERGY WEST, INCORPORATED, formerly known as Great Falls Gas Company, of PO Box 2229, No. 1 River Park Tower, Great Falls, MT 59403-2229 (the "Borrower") and NORWEST BANK MONTANA, NATIONAL ASSOCIATION, formerly known as Norwest Bank Great Falls, National Association, a national banking association with offices located at 21 Third Street North, PO Box 5011, Great Falls, MT 59403-8200 (the "Bank").

A. Borrower and Bank entered into a Credit Agreement dated January 18, 1995, (the "Agreement'), pursuant to which the Bank made available to Borrower a revolving credit line in the amount of $8,000,000.00 for working capital purposes ("Credit 1"), loans to customers of Borrower in an amount not to exceed $2,100,000.00 in the aggregate outstanding at any time ("Credit 2"), loans to customers of Borrower whose applications had been previously rejected in an amount not to exceed $100,000.00 in the aggregate outstanding at any time ("Credit 3"), and a standby letter of credit facility in the amount of $1,000,000.00 (the "LC Facility").

B. Borrower requested and Bank agreed to amend the Agreement by an amendment to Credit Agreement dated as of April 17, 1996 (the "First Amendment"), pursuant to which the amount of Credit 1 was increased to $11,000,000.00.

C. Borrower has requested Bank to make further amendments to the Agreement, including a decrease of the maximum available under Credit 1 to $8,000,000.00, and Bank, subject to the terms and conditions herein and in the Agreement, is willing to make such amendments.

NOW, THEREFORE, in consideration of the premises and of other valuable consideration the receipt and sufficiency of which are hereby acknowledged, the Bank and Borrower agree as follows:

1.   In the first paragraph of the RECITALS and in Sections 1.6. and
     2.1. of the Agreement "ELEVEN MILLION AND NO/100 DOLLARS
     ($11,000,000.00)" is hereby changed to "EIGHT MILLION AND NO/100 DOLLARS ($8,000,000.00)."

2.   In Section 1.10 "Maturity Date" is hereby changed to mean January 15,
     1998

3. In Section 2.3. of the Agreement, the date December 1, 1996, is hereby changed to May 1, 1997.

4. There is hereby added at the end of Section 6.3. of the Agreement, the following:

     The foregoing notwithstanding, Borrower shall be permitted to incur additional indebtedness to entities other than the Bank provided that,
     (i) the Borrower notifies the Bank of its intention to do so prior to the incurring of such additional indebtedness, (ii) the total bank debt incurred including debt to the Bank and any other financial institution shall not exceed the aggregate sum of $11,000,000.00

5. In Section 4.5 of the Agreement, the date June 30, 1995, is hereby changed to June 30, 1996, and the date September 30, 1997, both times that it appears in the section, is hereby changed to February 28, 1997.

6. Except as expressly amended hereby, the Agreement shall remain in full force and effect.

7. This Second Amendment shall be governed by and interpreted in accordance with the laws of the State of Montana.


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Executed as of the date and year first above written.

NORWEST BANK MONTANA,
NATIONAL ASSOCIATION,
Formerly known as Norwest Bank Great Falls,
National Association


By:  /s/ John A. Koslosky
     -----------------------------------------
     John A. Koslosky, Vice President


ENERGY WEST, INCORPORATED


By:  /s/ Edward J. Bernica
     -----------------------------------------
     Edward J. Bernica, Vice President and CFO


By:  /s/ William J. Quast
     -----------------------------------------
     William J. Quast, Vice President,
     Treasurer and Controller